UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2012 (July 18, 2012)

Broadview Networks Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-142946	11-3310798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY 10573

(914) 922-7000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Restructuring Support Agreement

On July 20, 2012, Broadview Networks Holdings, Inc. (the “Company”) and each of its direct and indirect subsidiaries entered into the First Amendment (the “First RSA Amendment”) to the Restructuring Support Agreement, dated July 13, 2012 (as amended from time to time, the “Support Agreement”), with holders (the “Consenting Noteholders”) representing more than 66 2/3% of the Company’s outstanding 11 3/8% Senior Secured Notes due 2012 (the “Notes”) to amend the terms of the Support Agreement to, among other things, extend certain milestones and limit the applicability of select termination rights to the Required Consenting Noteholders (as such term is defined in the Support Agreement).

Among other things, the First RSA Amendment extends the date by when the Company is required to consummate the restructuring or commence chapter 11 cases prior to a termination triggering event from August 17, 2012 to August 24, 2012.

The description of the First RSA Amendment above does not purport to be complete and is qualified in its entirety by reference to the First RSA Amendment, a copy of which is filed herewith as Exhibit 10.29 and is incorporated in this Item 1.01 by reference.

Senior Revolving DIP Facility Commitment Letter

On July 18, 2012, the Company, Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc. and Bridgecom International, Inc. (collectively, the “Borrowers”) entered into a Senior Revolving DIP Facility Commitment Letter (the “DIP Commitment Letter”) with The CIT Group/Business Credit, Inc. (“CITBC”), pursuant to which CITBC has committed to provide to the Borrowers a Senior Revolving Debtor in Possession Credit Facility (the “DIP Credit Facility”) in an amount not to exceed $25,000,000 (comprised, in part, of a dollar-for-dollar rollup and refinancing of the Company’s existing credit facility and subject to availability under a borrowing base and compliance with certain covenants to be included in the DIP Credit Facility).

In the event that the chapter 11 cases are not commenced on or before September 5, 2012 or the initial borrowing in respect of the DIP Credit Facility is not made on or before the fourth business day following the commencement of the chapter 11 cases, the DIP Commitment Letter and the commitment and undertakings of CITBC thereunder will automatically terminate unless CITBC, in its sole discretion, agrees to an extension. Before such date, CITBC may terminate its obligations under the DIP Commitment Letter as expressly provided therein.

The description of the DIP Commitment Letter and the DIP Credit Facility above does not purport to be complete and is qualified in its entirety by reference to the DIP Commitment Letter and, if and when a definitive agreement is entered into, the DIP Credit Facility and any interim order or final order entered by the Bankruptcy Court.

Amendment No. 5 to Credit Agreement

On July 19, 2012, the Company entered into Amendment No. 5 (the “Fifth Credit Agreement Amendment”) to the Credit Agreement, dated August 23, 2006, by and among the Borrowers, the Lenders named therein and CITBC, as administrative agent, collateral agent and documentation agent. As a result of the Fifth Credit Agreement Amendment, the maturity date of the Company’s revolving credit facility was extended from August 1, 2012 to September 5, 2012.

The description of the Fifth Credit Agreement Amendment above does not purport to be complete and is qualified in its entirety by reference to the Fifth Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.30 and is incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

 10.29        First Amendment to Restructuring Support Agreement, dated July 20, 2012.

 10.30        Amendment No. 5 to Credit Agreement, dated July 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2012

BROADVIEW NETWORKS HOLDINGS, INC.

By:	/s/ Corey Rinker
Name: Corey Rinker
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.29	First Amendment to Restructuring Support Agreement, dated July 20, 2012.

10.30	Amendment No. 5 to Credit Agreement, dated July 19, 2012.